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                                                                     EXHIBIT 5.1

                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              ONE NEW YORK PLAZA
                        NEW YORK, NEW YORK  10004-1980
                                 212-859-8000
                              FAX - 212-859-4000



June 12, 1995

Countrywide Credit Industries, Inc.
Countrywide Funding Corporation
155 North Lake Avenue
Pasadena, California  91101

Ladies and Gentlemen:

          We are acting as special counsel to Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), and its wholly-owned subsidiary, Countrywide Funding Corporation, a New York corporation ("CFC"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company and/or CFC from time to time of up to U.S. $750,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies, currency units or composite currencies of (i) shares of the Company's Common Stock, par value $.05 per share (the "Common Stock"), (ii) shares of the Company's Preferred Stock, par value $.05 per share (the "Preferred Stock"), (iii) debt securities of the Company (the "Company Debt Securities"), which may be issued pursuant to an indenture (the "Company Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Company Trustee"), and (iv) debt securities of CFC (the "CFC Debt Securities," and together with the Company Debt Securities, the "Debt Securities"), which shall be guaranteed as to payment of principal, premium, if any, and interest by the Company (the "Guarantees"), in its capacity as guarantor (the "Guarantor"), and may be issued pursuant to the Indenture, dated as of January 1, 1992 (the "Existing Indenture"), among CFC, the Guarantor and The Bank of New York, as trustee (the "CFC Trustee"), as supplemented by Supplemental Indenture No. 1 thereto (the "Supplemental Indenture") to be entered into by CFC, the Company and the CFC Trustee (the Existing Indenture, as supplemented by the Supplemental Indenture, the "CFC Indenture"; and the CFC Indenture, together with the Company Indenture, the "Indentures"). Capitalized
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Countrywide Credit Industries, Inc.       -2-                     June 12, 1995
Countrywide Funding Corporation

terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

          We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company and CFC, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and CFC, and others.

          Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

          1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and when issued and delivered against payment therefor for an amount in excess of the par value thereof, will be validly issued, fully paid and non-assessable.

          3. Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and proper and valid filing with the Office of the Secretary of State of the State of Delaware, Division of Corporations, of a Certificate of Designations setting forth the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications,
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Countrywide Credit Industries, Inc.       -3-                     June 12, 1995
Countrywide Funding Corporation

limitations or restrictions thereof, if any, with respect to such series of Preferred Stock, all in accordance with Section 151 of the General Corporation Law of the State of Delaware and in conformity with the Certificate of Incorporation and upon the approval by the Board of Directors of the Company of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor for an amount in excess of the par value thereof, such shares will be validly issued, fully paid and non-assessable.

          4. Assuming the Company Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Company Trustee, when the terms of the Company Debt Securities and their issue and sale have been duly established in conformity with the Company Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, the Company Debt Securities have been duly executed and authenticated in accordance with the terms of the Company Indenture and issued and sold as contemplated in the Registration Statement, the Company Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

          5. Assuming that the Supplemental Indenture is duly executed and delivered by CFC and the Guarantor and duly authorized, executed and delivered by the CFC Trustee, when the terms of the CFC Debt Securities and their issue and sale and the related Guarantees have been duly established in conformity with the CFC Indenture so as not to violate any applicable law or agreement or instrument then binding on CFC or the Guarantor, the Guarantees have been endorsed on the CFC Debt Securities and executed in accordance with the terms of the CFC Indenture and the CFC Debt Securities have been duly executed and authenticated in accordance with the terms of the CFC Indenture and issued and sold as contemplated in the Registration Statement, the CFC Debt Securities will constitute valid and binding obligations of CFC and the Guarantees will constitute valid and binding obligations of the Guarantor, subject in each case to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without
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Countrywide Credit Industries, Inc.       -4-                     June 12, 1995
Countrywide Funding Corporation


limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

          We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities, the Indentures or the Guarantees providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction will under applicable law convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law. In this connection, we note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          This opinion is expressly limited to the laws of the State of New York and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Validity of Securities" in the Prospectus and "Validity of Securities" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
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Countrywide Credit Industries, Inc.       -5-                     June 12, 1995
Countrywide Funding Corporation

         The opinions expressed herein are solely for the benefit of the Company, CFC and The Bank of New York, as trustee under the Indentures (who may rely on this letter as though it were an addressee) and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                    Very truly yours,

                         FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                         By:    /s/ Kenneth R. Blackman
                            -------------------------------------
                                    Kenneth R. Blackman